Exhibit 99

Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	SVP & Treasurer		SVP & Director of Marketing & PR
	(808) 544-0627		(808) 544-0687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS INCREASE IN SECOND QUARTER NET INCOME TO $21.0 MILLION

HONOLULU, July 26, 2007 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank, today reported net income for the second quarter of 2007 of $21.0 million, or $0.68 per diluted share, compared to $20.4 million, or $0.66 per diluted share, reported in the second quarter of 2006 and $20.1 million, or $0.65 per diluted share, reported in the first quarter of 2007.

“We are pleased to report that we enjoyed another quarter of solid earnings growth,” said Clint Arnoldus, President and Chief Executive Officer.  “Our quarterly net income of $21.0 million and diluted earnings per share of $0.68 both represent increases from the previous quarter and the same period a year ago.  Our strong quarter was the result of solid loan and deposit growth, strong asset quality, and our ability to control expenses compared to a year ago.  We believe we are well positioned to achieve our strategic goals as we remain committed to providing our customers with innovative products and services.”

Second Quarter Highlights

•                  Quarterly net income of $21.0 million.

•                  Loans and leases increased by $247.7 million, or 6.7% from a year ago.

•                  Nonperforming assets to total assets improved to 0.02%, compared to 0.19% a year ago.

•                  Deposits increased by $250.7 million, or 6.8% from a year ago.

Earnings Highlights

Net interest income for the second quarter of 2007 was $52.9 million, an increase of 1.4% over the year-ago quarter and a decrease of 1.5% as compared to the first quarter of 2007.  The year-over-year growth in net interest income was attributable to a 6.5% increase in average interest earning assets.  The sequential-quarter decrease was primarily due to the recognition of $0.9 million in interest income on the payoff of a nonaccrual loan in the first quarter of 2007.  The net interest margin for the current quarter was 4.36%, compared to 4.57% in the year-ago quarter and 4.52% in the first quarter of 2007.  Excluding the aforementioned nonaccrual interest, the net interest margin was 4.46% in the first quarter of 2007.  The compression in our net interest margin was primarily attributable to increased funding costs resulting from a shift in the composition of our deposit base from lower-rate demand, money market, and savings accounts into higher-rate time deposit accounts.  Management believes that the net interest margin will remain near current levels through the second half of 2007 as we expect our funding costs to stabilize.

The provision for loan and lease losses in the second quarter of 2007 was $1.0 million, compared to $0.5 million in the year-ago quarter and $2.6 million in the first quarter of 2007.  The sequential-quarter decrease was due to the recording of higher provision expense in the first quarter of 2007 related to commercial loan charge-offs from a single borrower totaling $2.9 million.

Other operating income totaled $11.5 million for the second quarter of 2007, compared to $11.0 million in the year-ago quarter and $11.2 million in the first quarter of 2007.  The increase from the year-ago quarter was primarily due to increased income from bank-owned life insurance of $0.4 million, higher service charges and fees of $0.4 million, and higher gains on sales of loans of $0.3 million, offset by a decrease in miscellaneous income of $0.5 million and lower loan placement fees of $0.2 million. The increase over the previous quarter was primarily due to higher income from bank-owned life insurance of $0.2 million.

Other operating expense for the second quarter of 2007 was $31.3 million, compared to $31.5 million in the year-ago quarter and $30.5 million in the first quarter of 2007.  The decrease from the year-ago quarter was primarily due to a decrease in our expenses related to salaries and employee benefits of $0.7 million, offset by an increase in amortization expense related to high-technology investments of $0.5 million.  The sequential-quarter increase was primarily due to a $1.8 million reversal of incentive compensation accruals recorded in the first quarter of 2007.  Excluding the effects of this reversal, current quarter operating expenses were down $1.0 million, or 3.1%, compared to the first quarter of 2007.

The Company’s efficiency ratio for the second quarter of 2007 was 47.03%, compared with 47.76% for the year-ago quarter and 45.43% for the first quarter of 2007.  The decrease from the year-ago quarter was primarily attributable to increased net interest income and the lower expense items discussed above.  The sequential-quarter increase in the efficiency ratio was primarily attributable to the aforementioned reversal of incentive compensation accruals recorded in the first quarter of 2007.  “We are encouraged that we have been able to maintain our efficiency ratio at these levels while we continue to invest in our future,” commented Arnoldus.

The effective tax rate was 34.51% for the second quarter of 2007, compared to 34.38% in the year-ago quarter and 36.61% in the first quarter of 2007.  The sequential-quarter decrease in the effective tax rate was primarily due to the utilization of federal and state tax credits related to high-technology and low-income housing investments made in the second quarter of 2007.

Balance Sheet Highlights

Total assets of $5.6 billion at June 30, 2007 increased by $272.8 million, or 5.2%, from a year ago and by $54.8 million, or 1.0%, from March 31, 2007.

Total loans and leases of $3.9 billion at June 30, 2007 increased by $247.7 million, or 6.7%, from a year ago and by $32.5 million, or 0.8%, from March 31, 2007.  Our Hawaii lending operations accounted for approximately 70% of the current quarter’s loan growth, while our mainland loan production offices contributed the remaining 30%.

Total deposits of $3.9 billion at June 30, 2007 increased by $250.7 million, or 6.8%, from a year ago and by $69.2 million, or 1.8%, from March 31, 2007.  Current quarter increases in time deposits of $61.6 million, noninterest-bearing demand deposits of $7.6 million, and interest-bearing demand deposits of $4.9 million were offset by a decrease in savings and money market deposits of $4.8 million.

Shareholders’ equity of $753.5 million at June 30, 2007, increased from $54.7 million a year ago and was virtually unchanged from March 31, 2007.

Stock Repurchase Plan

In April 2007, the Company’s Board of Directors authorized the repurchase of up to 600,000 shares of the Company’s common stock.  Through the second quarter of 2007, the Company repurchased 299,800 shares.

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Asset Quality

Net loan charge-offs in the second quarter of 2007 totaled $0.2 million, compared to net loan charge-offs of $0.7 million in the year-ago quarter and $4.3 million in the first quarter of 2007.  Loan charge-offs in the first quarter of 2007 included the aforementioned commercial loan charge-offs from a single borrower totaling $2.9 million.

At June 30, 2007, nonperforming assets totaled $1.4 million, or 0.02%, of total assets, compared to $10.0 million, or 0.19%, of total assets at June 30, 2006 and $1.6 million, or 0.03%, of total assets at March 31, 2007.  Loans delinquent for 90 days or more of $0.3 million declined by 78.7% from a year ago and by 44.4% from March 31, 2007.

The allowance for loan and lease losses as a percentage of total loans and leases was 1.31% at June 30, 2007, compared to 1.43% a year ago and 1.30% at March 31, 2007.

“We recognize the recent concerns surrounding the subprime residential mortgage market and we want to assure you that we do not have any credit exposure to this market,” stated Arnoldus.

Business and Earnings Outlook

Based on current and anticipated economic and business conditions, management reaffirms its forecast of diluted earnings per share for 2007 in the range of $2.75 to $2.85.

Conference Call Information

Central Pacific Financial Corp. will conduct a conference call today at 4:00 p.m. Eastern Time (10:00 a.m. Hawaii Time) to discuss the quarterly results.  To participate in the conference call, please dial 1-800-289-0726 or visit the investor relations page of the Company’s website at http://investor.centralpacificbank.com.  A playback of the call will be available through August 2, 2007 by dialing 1-888-203-1112 (passcode:  2612794) and on the Company’s website.

About Central Pacific Financial Corp.

Central Pacific Financial Corp. is the fourth largest financial institution in Hawaii with more than $5.6 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 38 branches and more than 90 ATMs throughout Hawaii.  For additional information, please visit our website at http://www.centralpacificbank.com.

**********

Forward-Looking Statements

This document may contain forward-looking statements concerning projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could

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materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of legislation affecting the banking industry; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; and the price of the Company’s stock.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the last fiscal year.  The Company does not update any of its forward-looking statements.

#####

4

CENTRAL PACIFIC FINANCIAL CORP.  AND SUBSIDIARIES

Financial Highlights - June 30, 2007

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
(in thousands, except per share data)	2007	2006	Change	2007	2006	Change

INCOME STATEMENT
Net income	$21,016	$20,438	2.8%	$41,151	$39,777	3.5%
Per share data:
Diluted earnings per share	0.68	0.66	3.0%	1.33	1.29	3.1%
Cash dividends	0.24	0.21	14.3%	0.48	0.42	14.3%

PERFORMANCE RATIOS
Return on average assets (1)	1.52%	1.57%		1.50%	1.53%
Return on average shareholders’ equity (1)	10.99%	11.71%		10.87%	11.49%
Net income to average tangible shareholders’ equity (1)	19.03%	22.17%		19.04%	22.19%
Efficiency ratio (2)	47.03%	47.76%		46.23%	49.10%
Net interest margin (1)	4.36%	4.57%		4.44%	4.60%
Dividend payout ratio	34.78%	31.34%		35.82%	32.06%

	June 30,		%
	2007	2006	Change
BALANCE SHEET
Total assets	$5,563,598	$5,290,812	5.2%
Loans	3,937,023	3,689,287	6.7%
Loans, net	3,885,614	3,636,373	6.9%
Deposits	3,914,857	3,664,160	6.8%
Shareholders’ equity	753,543	698,818	7.8%
Book value per share	24.75	22.93	7.9%
Market value per share	33.01	38.70	-14.7%
Tangible equity ratio	8.22%	7.41%

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2007	2006	Change	2007	2006	Change
SELECTED AVERAGE BALANCES
Total assets	$5,517,460	$5,213,105	5.8%	$5,477,936	$5,199,534	5.4%
Interest-earning assets	4,931,835	4,632,398	6.5%	4,890,996	4,615,583	6.0%
Loans, net of unearned interest	3,984,070	3,644,188	9.3%	3,942,181	3,615,741	9.0%
Other real estate	391,208	—	—	196,685	—	—
Deposits	3,841,273	3,640,556	5.5%	3,814,332	3,622,751	5.3%
Interest-bearing liabilities	4,091,206	3,786,334	8.1%	4,047,554	3,763,139	7.6%
Shareholders’ equity	764,561	698,122	9.5%	757,459	692,521	9.4%

	June 30,		%
	2007	2006	Change
NONPERFORMING ASSETS
Nonaccrual loans	$1,388	$9,999	-86.1%
Other real estate	—	—	—
Total nonperforming assets	1,388	9,999	-86.1%
Loans delinquent for 90 days or more (still accruing interest)	330	1,548	-78.7%
Restructured loans (still accruing interest)	—	695	-100.0%
Total nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured loans (still accruing interest)	$1,718	$12,242	-86.0%

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2007	2006		2007	2006
Loan charge-offs	$843	$1,249	-32.5%	$5,678	$2,333	143.4%
Recoveries	638	581	9.8%	1,207	1,261	-4.3%
Net loan charge-offs (recoveries)	$205	$668	-69.3%	$4,471	$1,072	317.1%
Net loan charge-offs to average loans (1)	0.02%	0.07%		0.23%	0.06%

	June 30,
	2007	2006
ASSET QUALITY RATIOS
Nonaccrual loans to total loans	0.04%	0.27%
Nonperforming assets to total assets	0.02%	0.19%
Nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured loans (still accruing interest) to total loans & other real estate	0.04%	0.33%
Allowance for loan and lease losses to total loans and leases	1.31%	1.43%
Allowance for loan and lease losses to nonaccrual loans	3703.82%	529.19%

(1)	Annualized
(2)

Efficiency ratio is derived by dividing other operating expense before amortization of intangible assets by net operating income (net interest income on a fully taxable equivalent basis plus other operating income before securities transactions).

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,	June 30,
(in thousands, except per share data)	2007	2007	2006

ASSETS
Cash and due from banks	$116,216	$112,799	$101,569
Interest-bearing deposits in other banks	5,153	5,318	1,177
Federal funds sold	14,900	—	—
Investment securities:
Held to maturity, at cost (fair value of $48,619 at June 30, 2007, $52,027 at March 31, 2007 and $66,903 at June 30, 2006)	49,495	52,780	68,641
Available for sale, at fair value	811,085	814,691	825,682
Total investment securities	860,580	867,471	894,323

Loans held for sale	45,539	41,608	24,763
Loans and leases	3,937,023	3,904,542	3,689,287
Less allowance for loan and lease losses	51,409	50,614	52,914
Net loans and leases	3,885,614	3,853,928	3,636,373

Premises and equipment	78,122	77,016	76,368
Accrued interest receivable	25,337	26,783	23,474
Investment in unconsolidated subsidiaries	14,134	12,318	11,362
Goodwill	291,985	291,985	297,251
Core deposit premium	30,529	31,213	33,846
Mortgage servicing rights	11,253	11,404	11,873
Bank-owned life insurance	104,597	103,420	100,021
Federal Home Loan Bank stock	48,797	48,797	48,797
Other assets	30,842	24,780	29,615
Total assets	$5,563,598	$5,508,840	$5,290,812

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$623,778	$616,222	$673,784
Interest-bearing demand	444,875	439,996	410,296
Savings and money market	1,223,943	1,228,754	1,169,874
Time	1,622,261	1,560,649	1,410,206
Total deposits	3,914,857	3,845,621	3,664,160

Short-term borrowings	1,903	25,039	104,897
Long-tem debt	817,067	804,618	742,907
Minority interest	13,117	13,502	13,143
Other liabilities	63,111	66,524	66,887
Total liabilities	4,810,055	4,755,304	4,591,994

Shareholders’ equity:
Preferred stock, no par value, authorized 1,000,000 shares, none issued	—	—	—
Common stock, no par value, authorized 100,000,000 shares; issued and outstanding 30,446,160 shares at June 30, 2007, 30,740,014 shares at March 31, 2007, and 30,480,230 shares at June 30, 2006	427,153	431,185	427,747
Surplus	53,932	53,018	49,723
Retained earnings	290,353	282,673	245,322
Accumulated other comprehensive loss	(17,895)	(13,340)	(23,974)
Total shareholders’ equity	753,543	753,536	698,818

Total liabilities and shareholders’ equity	$5,563,598	$5,508,840	$5,290,812

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(In thousands, except per share data)	2007	2007	2006	2007	2006

Interest income:
Interest and fees on loans and leases	$77,070	$76,166	$67,606	$153,236	$132,159
Interest and dividends on investment securities:
Taxable interest	8,866	8,712	8,947	17,578	17,510
Tax-exempt interest	1,365	1,363	1,277	2,728	2,595
Dividends	60	33	8	93	111
Interest on deposits in other banks	39	35	54	74	227
Interest on federal funds sold and securities purchased under agreements to resell	109	10	2	119	54
Dividends on Federal Home Loan Bank stock	24	98	—	122	—

Total interest income	87,533	86,417	77,894	173,950	152,656

Interest expense:
Interest on deposits	23,731	22,257	16,464	45,988	30,269
Interest on short-term borrowings	303	505	583	808	814
Interest on long-term debt	10,616	9,968	8,680	20,584	17,214

Total interest expense	34,650	32,730	25,727	67,380	48,297

Net interest income	52,883	53,687	52,167	106,570	104,359
Provision for loan and lease losses	1,000	2,600	525	3,600	1,050
Net interest income after provision for loan and lease losses	51,883	51,087	51,642	102,970	103,309

Other operating income:
Service charges on deposit accounts	3,463	3,444	3,457	6,907	6,993
Other service charges and fees	3,414	3,357	2,995	6,771	5,999
Income from fiduciary activities	854	761	740	1,615	1,417
Equity in earnings of unconsolidated subsidiaries	167	257	147	424	331
Fees on foreign exchange	171	221	212	392	394
Investment securities losses	—	—	(19)	—	(19)
Income from bank-owned life insurance	1,183	1,031	785	2,214	1,709
Loan placement fees	283	259	494	542	792
Gains on sales of loans	1,403	1,367	1,115	2,770	3,453
Other	600	455	1,034	1,055	2,055

Total other operating income	11,538	11,152	10,960	22,690	23,124

Other operating expense:
Salaries and employee benefits	16,888	16,406	17,615	33,294	36,677
Net occupancy	2,593	2,504	2,301	5,097	4,575
Equipment	1,325	1,230	1,280	2,555	2,453
Amortization of core deposit premium	685	685	974	1,370	1,948
Communication expense	938	1,148	1,208	2,086	2,376
Legal and professional services	2,110	2,327	2,323	4,437	4,189
Computer software expense	893	799	647	1,692	1,240
Advertising expense	635	623	528	1,258	1,274
Other	5,264	4,754	4,582	10,018	10,505

Total other operating expense	31,331	30,476	31,458	61,807	65,237

Income before income taxes	32,090	31,763	31,144	63,853	61,196
Income taxes	11,074	11,628	10,706	22,702	21,419

Net income	$21,016	$20,135	$20,438	$41,151	$39,777

Per share data:
Basic earnings per share	$0.69	$0.66	$0.67	$1.34	$1.31
Diluted earnings per share	0.68	0.65	0.66	1.33	1.29
Cash dividends declared	0.24	0.24	0.21	0.48	0.42

Basic weighted average shares outstanding	30,555	30,699	30,466	30,627	30,453
Diluted weighted average shares outstanding	30,798	30,988	30,783	30,894	30,768

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)

	Three Months Ended			Three Months Ended
	June 30, 2007			June 30, 2006
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest

Assets:
Interest earning assets:
Interest-bearing deposits in other banks	$3,011	5.16%	$39	$5,419	3.97%	$54
Federal funds sold & securities purchased under agreements to resell	8,276	5.27%	109	121	4.82%	2
Taxable investment securities, excluding valuation allowance	732,966	4.87%	8,926	798,832	4.48%	8,955
Tax-exempt investment securities, excluding valuation allowance	154,715	5.43%	2,100	135,041	5.81%	1,965
Loans and leases, net of unearned income	3,984,070	7.76%	77,070	3,644,188	7.44%	67,606
Federal Home Loan Bank stock	48,797	0.20%	24	48,797	0.00%	—
Total interest earning assets	4,931,835	7.17%	88,268	4,632,398	6.80%	78,582
Nonearning assets	585,625			580,707
Total assets	$5,517,460			$5,213,105

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$441,674	0.13%	$141	$423,497	0.14%	$143
Savings and money market deposits	1,202,652	2.06%	6,166	1,141,923	1.41%	4,018
Time deposits under $100,000	639,022	3.89%	6,204	571,233	2.91%	4,151
Time deposits $100,000 and over	978,496	4.60%	11,220	857,086	3.82%	8,152
Short-term borrowings	21,973	5.50%	303	45,758	5.10%	583
Long-term debt	807,389	5.27%	10,616	746,837	4.66%	8,680
Total interest-bearing liabilities	4,091,206	3.40%	34,650	3,786,334	2.73%	25,727
Noninterest-bearing deposits	579,429			646,817
Other liabilities	82,264			81,832
Stockholders’ equity	764,561			698,122
Total liabilities & stockholders’ equity	$5,517,460			$5,213,105

Net interest income			$53,618			$52,855

Net interest margin		4.36%			4.57%

	Six Months Ended			Six Months Ended
	June 30, 2007			June 30, 2006
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest

Assets:
Interest earning assets:
Interest-bearing deposits in other banks	$2,894	5.14%	$74	$11,151	4.10%	$227
Federal funds sold & securities purchased under agreements to resell	4,547	5.26%	119	2,411	4.51%	54
Taxable investment securities, excluding valuation allowance	737,964	4.79%	17,671	801,970	4.39%	17,621
Tax-exempt investment securities, excluding valuation allowance	154,613	5.43%	4,197	135,513	5.89%	3,992
Loans and leases, net of unearned income	3,942,181	7.83%	153,236	3,615,741	7.36%	132,159
Federal Home Loan Bank stock	48,797	0.50%	122	48,797	0.00%	—
Total interest earning assets	4,890,996	7.22%	175,419	4,615,583	6.72%	154,053
Nonearning assets	586,940			583,951
Total assets	$5,477,936			$5,199,534

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$437,444	0.13%	$279	$427,157	0.14%	$292
Savings and money market deposits	1,219,634	2.06%	12,452	1,108,706	1.22%	6,698
Time deposits under $100,000	633,178	3.82%	11,986	581,613	2.76%	7,970
Time deposits $100,000 and over	939,884	4.56%	21,271	848,228	3.64%	15,309
Short-term borrowings	29,456	5.53%	808	33,746	4.86%	814
Long-term debt	787,958	5.27%	20,584	763,689	4.55%	17,214
Total interest-bearing liabilities	4,047,554	3.36%	67,380	3,763,139	2.59%	48,297
Noninterest-bearing deposits	584,192			657,047
Other liabilities	88,731			86,827
Stockholders’ equity	757,459			692,521
Total liabilities & stockholders’ equity	$5,477,936			$5,199,534

Net interest income			$108,039			$105,756

Net interest margin		4.44%			4.60%